Exhibit 10.03

THIRTY-FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRTY-FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of July 29, 2005, is entered into by and among WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”), BRAWN OF CALIFORNIA, INC., a California corporation (“Brawn”), BRAWN, LLC, a Delaware limited liability company (“Brawn LLC”), HANOVER REALTY, INC., a Virginia corporation (“Hanover Realty”), THE COMPANY STORE FACTORY, INC., a Delaware corporation (“TCS Factory”), THE COMPANY OFFICE, INC., a Delaware corporation (“TCS Office”), SILHOUETTES, LLC, a Delaware limited liability company (“Silhouettes LLC”), HANOVER COMPANY STORE, LLC, a Delaware limited liability company (“HCS LLC”), DOMESTICATIONS, LLC, a Delaware limited liability company (“Domestications LLC”), KEYSTONE INTERNET SERVICES, LLC, a Delaware limited liability company (“KIS LLC”), and THE COMPANY STORE GROUP, LLC, a Delaware limited liability company (“CSG LLC” and, together with Brawn, Brawn LLC, Hanover Realty, TCS Factory, TCS Office, Silhouettes LLC, HCS LLC, Domestications LLC and KIS LLC, collectively, “Borrowers” and each, individually, a “Borrower”), HANOVER DIRECT, INC., a Delaware corporation (“Hanover”), CLEARANCE WORLD OUTLETS, LLC, a Delaware limited liability company (“Clearance World”), SCANDIA DOWN, LLC, a Delaware limited liability company (“Scandia Down LLC”), LACROSSE FULFILLMENT, LLC, a Delaware limited liability company (“LaCrosse LLC”), D.M. ADVERTISING, LLC, a Delaware limited liability company (“DM Advertising LLC”), AMERICAN DOWN & TEXTILE, LLC, a Delaware limited liability company (“ADT LLC”), and HANOVER GIFTS, INC., a Virginia corporation (“Hanover Gifts” and, together with Hanover, Clearance World, Scandia Down LLC, LaCrosse LLC, DM Advertising LLC and ADT LLC, collectively, “Guarantors” and each, individually, a “Guarantor”).

W I T N E S S E T H:

WHEREAS, Borrowers, Guarantors and Lender are parties to the Loan and Security Agreement, dated November 14, 1995, as amended by the First Amendment to Loan and Security Agreement, dated February 22, 1996, the Second Amendment to Loan and Security Agreement, dated April 16, 1996, the Third Amendment to Loan and Security Agreement, dated May 24, 1996, the Fourth Amendment to Loan and Security Agreement, dated May 31, 1996, the Fifth Amendment to Loan and Security Agreement, dated September 11, 1996, the Sixth Amendment to Loan and Security Agreement, dated as of December 5, 1996, the Seventh Amendment to Loan and Security Agreement, dated as of December 18, 1996, the Eighth Amendment to Loan and Security Agreement, dated as of March 26, 1997, the Ninth Amendment to Loan and Security Agreement, dated as of April 18, 1997, the Tenth Amendment to Loan and Security Agreement, dated as of October 31, 1997, the Eleventh Amendment to Loan and Security Agreement, dated as of March 25, 1998, the Twelfth Amendment to Loan and Security Agreement, dated as of September 30, 1998, the Thirteenth Amendment to Loan and Security Agreement, dated as of September 30, 1998, the Fourteenth Amendment to Loan and Security Agreement, dated as of February 28, 2000, the Fifteenth Amendment to Loan and Security Agreement, dated as of March 24, 2000 (the “Fifteenth Amendment to Loan Agreement”), the Sixteenth Amendment to Loan and Security Agreement, dated as of August 8, 2000, the Seventeenth Amendment to Loan and Security Agreement, dated as of January 5, 2001, the Eighteenth Amendment to Loan and Security Agreement, dated as of November 12, 2001, the Nineteenth

Amendment to Loan and Security Agreement, dated as of December 18, 2001 (as amended hereby, the “Nineteenth Amendment to Loan Agreement”), the Twentieth Amendment to Loan and Security Agreement, dated as of March 5, 2002, the Twenty-First Amendment to Loan and Security Agreement, dated as of March 21, 2002, the Twenty-Second Amendment to Loan and Security Agreement, dated as of August 16, 2002, the Twenty-Third Amendment to Loan and Security Agreement, dated as of December 27, 2002, the Twenty-Fourth Amendment to Loan and Security Agreement, dated as of February 27, 2003, the Twenty-Fifth Amendment to Loan and Security Agreement, dated as of April 21, 2003, the Twenty-Sixth Amendment to Loan and Security Agreement, dated as of August 29, 2003, the Twenty-Seventh Amendment to Loan and Security Agreement, dated as of October 31, 2003, the Twenty-Eighth Amendment to Loan and Security Agreement, dated as of November 4, 2003, the Twenty-Ninth Amendment to Loan and Security Agreement, dated as of November 25, 2003, the Thirtieth Amendment to Loan and Security Agreement, dated as of March 25, 2004, the Thirty-First Amendment to Loan and Security Agreement, dated as of July 8, 2004, the Thirty-Second Amendment to Loan and Security Agreement, dated as of December 30, 2004, and the Thirty-Third Amendment to Loan and Security Agreement, dated as of March 11, 2005 (as so amended, the “Loan Agreement”), pursuant to which Lender has made loans and advances to Borrowers;

WHEREAS, Borrowers and Guarantors have requested that Lender (a) consent to the private label credit card program of Hanover with World Financial Network National Bank (“WFNNB” as hereinafter further defined) as set forth in the Private Label Credit Card Agreement (as hereinafter defined), (b) conditionally waive certain Events of Default that have occurred and are continuing or still exist, (c) amend the minimum amounts of Consolidated Working Capital, Consolidated Net Worth and EBITDA that Hanover and its Subsidiaries are required to maintain, (d) consent to the license by Silhouettes LLC to Branded, LLC (“Tweeds Licensee” as hereinafter further defined) of the “Tweeds” trademark with an option in favor of Tweeds Licensee to purchase the “Tweeds” trademark, together with the goodwill symbolized thereby, (e) reallocate the Inventory lending sublimits of Revolving Loan Borrowers, (f) to increase the maximum amount of Letter of Credit Accommodations permitted to remain outstanding from $13,000,000 to $15,000,000, and (g) to make certain other amendments to the Loan Agreement and the other Financing Agreements, and Lender is willing to agree to grant such consents and waivers and enter into such amendments, subject to the terms and conditions and to the extent set forth herein; and

WHEREAS, the parties hereto desire to enter into this Amendment to evidence and effectuate such consents, waivers and amendments, in each case subject to the terms and conditions and to the extent set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

(a)      Additional Definitions. As used herein or in any of the other Financing Agreements, the following terms shall have the meanings given to them below, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, the following definitions:

(i)         “Co-Brand Account” shall mean a general purpose, open-end revolving line of credit account that may be accessed through a WFNNB Credit Card established by WFNNB for a customer of a Borrower in accordance with the terms and conditions of the Private Label Credit Card Agreement.

(ii)       “Existing Defaults” shall have the meaning set forth in Section 14(a) hereof.

(iii)       “Hanover Private Label Credit Card Program” shall mean the private label program of Hanover as set forth in the Private Label Credit Card Agreement.

(iv)      “Private Label Account” shall mean an individual, open-end revolving line of credit account that may be accessed through a WFNNB Credit Card established by WFNNB for a customer of a Borrower in accordance with the terms and conditions of the Private Label Credit Card Agreement.

(v)       “Private Label Credit Card Agreement” shall mean the Co-Brand and Private Label Credit Card Program Agreement, dated as of February 22, 2005, between Hanover and WFNNB, as amended by Amendment Number One to Credit Card Program Agreement, dated as of March 30, 2005, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(vi)      “Private Label Receivables” shall mean Credit Card Receivables that arise solely from goods or services sold by Borrowers to customers who have purchased goods or services using a WFNNB Credit Card under the Hanover Private Label Credit Card Program.

(vii)      “Tweeds Licensee” shall mean Branded, LLC, a Georgia limited liability company, and its successors and assigns.

(viii)     “Tweeds Licensing Agreement” shall mean the License-to-Purchase Agreement, dated as of April 18, 2005, between Silhouettes LLC and Tweeds Licensee, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ix)       “WFNNB” shall mean World Financial Network National Bank, a chartered national bank, and its successors and assigns.

(x)       “WFNNB Credit Card” shall mean a credit card issued by WFNNB to a customer of a Borrower with respect to either a Co-Brand Account or a Private Label Account pursuant to the Private Label Credit Card Agreement.

(xi)       “WFNNB Credit Card Accounts” shall mean, collectively, the Co-Brand Accounts and the Private Label Accounts.

(xii)      “WFNNB Credit Card Acknowledgment” shall mean the letter agreement, dated as of the date hereof, among Lender, WFNNB and Hanover Re: Hanover Private Label Credit Card Program, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(b)	Amendment to Definitions.

(i)        Credit Card Acknowledgments. All references to the term “Credit Card Acknowledgements “ in the Loan Agreement and the other Financing Agreements are hereby amended to include, without limitation, the WFNNB Credit Card Acknowledgment.

(ii)       Credit Card Agreements. All references to the term “Credit Card Agreements” in the Loan Agreement and the other Financing Agreements are hereby amended to include, without limitation, the Private Label Credit Card Agreement.

(iii)       Credit Card Issuer. All references to the term “Credit Card Issuer” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean any Person (other than a Borrower) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., Novus Services, Inc. and WFNNB.

(iv)      Eligible Credit Card Receivables. The definition of “Eligible Credit Card Receivables” in Section 1(a)(v) of the Fifteenth Amendment to Loan Agreement is hereby amended by deleting the word “and” appearing at the end of clause (L), replacing the period with a semicolon and the word “and” appearing at the end of clause (M) and adding a new clause (N) as follows:

“(N) such Credit Card Receivable does not arise from the use by the account debtor of a WFNNB Credit Card with respect to a Co-Brand Account or Private Label Account under the Hanover Private Label Credit Card Program.”

(c)       Interpretation. All capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Loan Agreement.

2.   Lending Sublimits. Section 2.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“2.2	Lending Sublimits.

(a) Subject to, and upon the terms and conditions contained herein, the aggregate principal amount of Revolving Inventory Loans and Letter of Credit Accommodations made available to Brawn shall not exceed $2,000,000 at any one time outstanding.

(b) Subject to, and upon the terms and conditions contained herein, the aggregate principal amount of Revolving Inventory Loans and Letter of Credit Accommodations made available to HCS LLC shall not exceed $13,000,000 at any one time outstanding.

(c) Subject to, and upon the terms and conditions contained herein, the aggregate principal amount of Revolving Inventory Loans and Letter of Credit Accommodations made available to Domestications LLC shall not exceed $9,000,000 at any one time outstanding.

(d) Subject to, and upon the terms and conditions contained herein, the aggregate principal amount of Revolving Inventory Loans and Letter of Credit Accommodations made available to Silhouettes LLC shall not exceed $3,500,000 at any one time outstanding.

(e) Without limiting the foregoing lending sublimits, (i) the aggregate amount of Revolving Loans shall not at any one time outstanding exceed the Revolving Loan Limit for all Revolving Loan Borrowers and (ii) the aggregate amount of Revolving Accounts Loans for all Deferred Billing Borrowers, Installment Billing Borrowers, Fulfillment Contract Borrowers and any other applicable Revolving Loan Borrowers shall not at any one time outstanding exceed $7,000,000. Lender shall have the right, from time to time, to establish and revise Revolving Accounts Loan sublimits for each Deferred Billing Borrower, Installment Billing Borrower, Fulfillment Contract Borrower and each other applicable Revolving Loan Borrower within the overall $7,000,000 sublimit applicable to all Revolving Accounts Loans.”

3.   Letter of Credit Accommodations. Effective as of June 30, 2005, Section 2.3(g) of the Loan Agreement is hereby deleted and replaced with the following:

“(g)        Notwithstanding anything to the contrary contained herein or in any of the other Financing Agreements, the aggregate amount of all Letter of Credit Accommodations pursuant hereto and all other commitments and obligations made or incurred by Lender pursuant hereto for the account or benefit of Revolving Loan Borrowers in connection therewith shall not, at any one time outstanding, exceed $15,000,000; provided, that, the aggregate amount of all outstanding Letter of Credit Accommodations consisting of or relating to banker’s acceptances and any other commitments and obligations made or incurred by Lender in connection therewith, shall not at any time exceed $750,000. Lender shall have the right, from time to time, to establish and revise sublimits for Letter of Credit Accommodations for the account of the respective Revolving Loan Borrowers, within the overall $15,000,000 limit on Letter of Credit Accommodations and within the overall $750,000 sublimit on Letter of Credit Accommodations consisting of banker’s acceptances.”

4.    Indebtedness. Section 6.3 of the Loan Agreement is hereby amended by deleting the word “and” appearing at the end of Section 6.3(j), replacing the period with a semicolon and the word “and” appearing at the end of Section 6.3(k) and adding a new Section 6.3(l) immediately thereafter as follows:

“(l) Indebtedness of Borrowers and Hanover to WFNNB for chargebacks and fees payable by Hanover to WFNNB and Indebtedness arising out of the contingent obligation of Borrowers and Hanover to repurchase Private Label Accounts in accordance with the terms and conditions of the Private Label Credit Card Agreement; provided, that:

(i) such Indebtedness is incurred in accordance with and to the extent permitted by Section 6.4(k) hereof;

(ii) Borrowers and Guarantors shall not terminate the Private Label Credit Card Agreement without the prior written consent of Lender;

(iii) with respect to the contingent obligation of Borrowers and Hanover to repurchase Private Label Accounts under the Private Label Credit Card Agreement in the event of a termination of the Private Label Credit Card Agreement, any repurchase of any Private Label Accounts or any other WFNNB Credit Card Accounts shall not be permitted if any of the amounts used to repurchase any such WFNNB Credit Card Accounts shall be funded, directly or indirectly, using proceeds of any Loans or other advances or accommodations under the Loan Agreement or the other Financing Agreements;

(iv) in the event Hanover or Borrowers are required to fulfill the repurchase obligation due to the termination of the Private Label Credit Card Agreement by WFNNB, Hanover and Borrowers may satisfy such obligation by obtaining alternate financing in the form of equity or debt (“Repurchase Financing”) so long as each of the following conditions have been satisfied as determined by Lender in good faith:

(A) Lender shall have received not less than thirty (30) days’ prior written notice of the intention to repurchase any such WFNNB Credit Card Accounts using proceeds of such Repurchase Financing, which notice shall set forth in reasonable detail satisfactory to Lender, the terms and conditions of such Repurchase Financing and such other information with respect thereto as Lender may reasonably request,

(B) such Repurchase Financing shall be on terms and conditions acceptable to Lender in its good faith discretion, and all of the agreements, documents and instruments evidencing or otherwise related to such Repurchase Financing shall be in form and substance satisfactory to Lender in its good faith determination;

(C) if such Repurchase Financing involves entering into a Credit Card Agreement with a Credit Card Issuer to replace the Hanover Private Label Credit Card Program, Lender shall have received, in each case, in form and substance acceptable to Lender, such Credit Card Agreement and a Credit Card Acknowledgment, that provides for, among other things, the remittance of all amounts payable to Hanover and Borrowers directly to the Blocked Account;

(D) if such Repurchase Financing is in the form of Indebtedness, such Repurchase Financing shall be unsecured and subordinated in right of payment to the prior right of Lender to receive the indefeasible payment in full of all Obligations as set forth in a written subordination agreement, in form and substance acceptable to Lender;

(E) if such Repurchase Financing is in the form of equity, no dividends, payments or distributions in respect of, or repurchases or redemptions of, Capital Stock consisting of such Repurchase Financing shall be permitted until Lender shall have received the indefeasible payment in full of all Obligations;

(F) after giving effect to such Repurchase Financing, no Incipient Default or an Event of Default shall exist or have occurred and be continuing,

(v) Hanover and Borrowers shall not, directly or indirectly (A) amend, modify, alter or change any of the terms of the Hanover Private Label Credit Card Program in effect on March 30, 2005, except, that, Hanover and Borrowers may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so long as any such amendment, modification, alteration or change does not result in terms that are more burdensome or less favorable than the terms of the Hanover Private Label Credit Card Program as in effect on March 30, 2005, or (C) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (other than as permitted by clause (iv) of this Section 6.3(l); and

(vi) Hanover and Borrowers shall furnish to Lender copies of all material notices or demands in connection with the Hanover Private Label Credit Card Program received by Hanover or any Subsidiary of Hanover or on its behalf promptly after the receipt thereof or sent by Hanover or any such Subsidiary on its behalf concurrently with the sending thereof, as the case may be.”

5.   Encumbrances. Section 6.4 of the Loan Agreement is hereby amended by deleting the word “and” appearing at the end of Section 6.4(i), replacing the period with a semicolon and the word “and” appearing at the end of Section 6.4(j) and adding new Section 6.4(k) immediately thereafter, as follows:

“(k) right of WFNNB to purchase the Private Label Receivables sold by any Borrower or Hanover to WFNNB pursuant to the Private Label Credit Card Agreement, subject to the terms and conditions of the WFNNB Credit Card Acknowledgment and Section 6.3(d) hereof.”

6.   Sale of Assets. Section 6.9 of the Loan Agreement is hereby amended by deleting the word “and” appearing at the end of clause (i) in the proviso of Section 6.9, replacing the period with a semicolon and the word “and” appearing at the end of clause (ii) of such proviso and adding new clause (iii) immediately thereafter, as follows:

“(iii) the sale by any Borrower or Hanover to WFNNB of the Private Label Receivables of such Borrower in accordance with the terms and conditions of the Private Label Credit Card Agreement so long as each of the following conditions shall have been satisfied as determined by Lender in good faith:

(A) all sales of the Private Label Receivables by any Borrower or Hanover to WFNNB shall be subject to the first priority lien and security interest of Lender, subject to the terms and conditions of the WFNNB Credit Card Acknowledgment, and Section 10 of the Thirty-Fourth Amendment to Loan and Security Agreement, dated as of July 29, 2005,

(B) all monies or other amounts at any time payable in respect of such the sale of the Private Label Receivables or otherwise pursuant to the Private Label Credit Card Agreement shall be paid directly to the blocked account set forth in WFNNB Credit Card Acknowledgment in immediately available funds, and

(C) at the time of each such sale, the Private Label Credit Card Agreement shall be in full force and effect and no default or event of default shall exist thereunder by any of the parties thereto.”

7.   Inventory Covenants. Section 6.13(b) of the Loan Agreement is hereby amended by adding the following at the end of such Section:

“With respect to any returned Inventory originally purchased with a WFNNB Credit Card, upon the occurrence of an Event of Default or Incipient Default, at the request of Lender, each Borrower and Guarantor shall (i) hold all such returned Inventory in trust for Lender, (ii) segregate all such returned Inventory from all of its other property, (iii) dispose of such returned Inventory solely in accordance with the instructions of Lender, and (iv) not issue any credits, discounts or allowances with respect thereto without the prior written consent of Lender.”

8.   Collateral Reporting. Section 6.18(a) of the Loan Agreement is hereby amended by adding subsections (xvi) immediately after subsection (xv) as follows:

“(xiv) Without limiting any of the foregoing, with respect to the Hanover Private Label Credit Card Program:

(A) a monthly (or more frequently as may be requested by Lender if an Event of Default has occurred and is continuing) report on the Accounts of each Borrower and Hanover in respect of Private Label Receivables, including, as to the foregoing, the aggregate outstanding amounts;

(B) a daily schedule of all Private Label Receivables sold by Borrowers or Hanover under the Private Label Credit Card Agreement, including, (1) the amount of net proceeds and all other amounts remitted to the Blocked Account under the Private Label Credit Card Agreement, and (2) the amount of chargebacks, fees and other amounts deducted by WFNNB from the amount of proceeds remitted by WFNNB to the Blocked Account; and

(C) a daily schedule of all returned Inventory purchased by customers of a Borrower under the Hanover Private Label Credit Card Program.”

9.   Consolidated Working Capital. Section 6.19(e) of the Loan Agreement is hereby deleted and replaced with the following:

“(e) Hanover shall, commencing with the fiscal month ending July 2005, and for each fiscal month thereafter in any fiscal year thereafter, maintain Consolidated Working Capital, calculated on a consolidated basis for Hanover and its Subsidiaries, of not less than the following amounts as at the end of each such fiscal month:

Period	Amount

January	$5,000,000
February	$7,000,000
March	$3,000,000
April	$6,000,000
May	$6,000,000
June	$6,000,000
July	$6,000,000
August	$7,000,000
September	$9,000,000
October	$7,000,000
November	$5,000,000
December	$8,000,000”

10. Consolidated Net Worth. Section 6.20(e) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(e) Hanover shall, commencing with the fiscal month ending July 2005 and for each fiscal month thereafter in any fiscal year thereafter, maintain Consolidated Net Worth, calculated on a consolidated basis for Hanover and its Subsidiaries, of not less than the following amounts as at the end of each such fiscal month:

Period	Amount

January	($47,000,000)
February	($48,000,000)
March	($46,000,000)
April	($46,000,000)
May	($46,000,000)
June	($45,000,000)
July	($44,000,000)
August	($43,000,000)
September	($42,000,000)
October	($42,000,000)
November	($39,000,000)
December	($37,000,000)

11. EBITDA. Sections 6.31(f) and (g) of the Loan Agreement are hereby deleted in its entirety and replaced with the following:

“(f) Hanover and its Subsidiaries shall not, commencing with the second fiscal quarter of Hanover and its Subsidiaries ending June 25, 2005 and for each fiscal quarter thereafter during the fiscal year 2005, permit EBITDA of Hanover and its Subsidiaries commencing on the first day of such fiscal year and ending on the last day of the applicable fiscal quarter set forth below on a cumulative YTD basis to be less than the respective amount set forth below opposite such fiscal quarter end YTD period:

Fiscal Quarter End YTD Periods for Fiscal Year 2005	Cumulative Minimum EBITDA
(ii) December 26, 2004 through June 25, 2004	$5,500,000
(iii) December 26, 2004 through September 24, 2005	$9,600,000
(iv) December 26, 2004 through December 31, 2005	$15,500,000”

(g) Hanover and its Subsidiaries shall not, as to any fiscal quarter during the fiscal year 2006 of Hanover and its Subsidiaries and for each fiscal quarter thereafter in any fiscal year thereafter, permit EBITDA of Hanover and its Subsidiaries commencing on the first day of such fiscal year and ending on the last day of the applicable fiscal quarter set forth below on a cumulative YTD basis to be less than the respective amount set forth below opposite such fiscal quarter end YTD period:

Fiscal Quarter End YTD Periods for Fiscal Year 2006	Cumulative Minimum EBITDA
(i) January 1, 2006 through April 1, 2006	$2,800,000
(ii) January 1, 2006 through July 1, 2006	$5,500,000
(iii) January 1, 2006 through September 30, 2006	$9,600,000
(iv) January 1, 2006 through December 30, 2006	$15,500,000”

12. Release of Security Interest in Certain Collateral.

(a)       Effective upon the sale by any Borrower of any Private Label Receivables to WFNNB pursuant to the Private Label Credit Card Agreement and the receipt by Lender of all amounts due to Borrowers and Hanover under the Private Label Credit Card Agreement, the security interests and liens of Lender in and upon such Private Label Receivables shall be terminated and released automatically and without further action; provided, that, nothing contained herein or otherwise shall be deemed to be a release or termination by Lender of any security interests in and liens upon the following, which security interests and liens shall continue, and shall be deemed to continue, in full force and effect: (i) the proceeds from the sale of any such Private Label Receivables or any other assets of Borrowers and Guarantors, all of which shall continue in full force and effect, (ii) any returned inventory or merchandise and any indebtedness or obligation of a customer of Hanover under Credit Card Accounts or otherwise with respect to any receivable attributable to such returned inventory or merchandise and (iii) the Private Label Receivable with respect to any WFNNB Credit Card Account that is charged back to Hanover by WFNNB under the terms of the Private Label Credit Card Agreement.

(b)       Except as specifically set forth herein, nothing contained herein shall be construed in any manner to constitute a waiver, release or termination or to otherwise limit or impair any of the obligations or indebtedness of any Borrower or Guarantor or any other person or entity to Lender, or any duties, obligations or responsibilities of any Borrower or Guarantor or any other person or entity to Lender.

13. Consent to Tweeds Licensing Agreement.

(a)       Notwithstanding anything to the contrary contained in the Trademark Collateral Assignment and Security Agreement, dated as of November 14, 1995, among Borrowers that are signatory parties thereto and Lender, as heretofore amended, or Section 6.7 of the Loan Agreement, subject to the terms and conditions contained herein, Silhouettes LLC may enter into the Tweeds Licensing Agreement with Tweeds Licensee to provide for the license of the “Tweeds” trademark and option in favor of Tweeds Licensee to purchase the “Tweeds” trademark and the goodwill symbolized thereby, as set forth in the Tweeds Licensing Agreement so long as Borrowers and Guarantors remit all payments and other amounts due to Silhouettes LLC under the Tweeds Licensing Agreement to a Blocked Account in accordance with the terms and conditions of the Loan Agreement;

(b)       Borrowers and Guarantors represent, warrant and covenant with, to and in favor of Lender the following:

(i)        The “Tweeds” trademark is no longer intended to be used in the business of Borrowers or Guarantors and that no sales of Inventory are or will be consummated using the “Tweeds” trademark or name.

(ii)       Borrowers and Guarantors have delivered to Lender a true, correct and complete copy of the executed Tweeds Licensing Agreement and each other agreement, document or instrument executed or delivered in connection therewith.

(iii)       Silhouettes LLC shall not enter into any amendment, modification or alteration of the Tweeds Licensing Agreement that would in any way reduce the amounts payable thereunder or make any terms less favorable to Silhouettes LLC in any material way.

14. Conditional Waiver of Events of Default.

(a)       It has come to the attention of Lender that certain Events of Default have occurred and are continuing or exist as set forth on Schedule 14(a) hereto (the “Existing Defaults”) and in the absence of this conditional waiver, entitle Lender to cease making Loans and to exercise its other rights and remedies under the Financing Agreements, applicable law or otherwise. In reliance upon the representations, warranties and covenants of Borrowers and Guarantors contained herein, and subject to the terms and conditions contained herein, Lender agrees to waive the Existing Defaults so long as Borrowers and Guarantors take the actions set forth on Schedule 14(a) hereto within the time periods and in accordance with the terms and conditions set forth on Schedule 14(a) hereto (collectively, the “Existing Default Cure Actions”).

(b)       Borrowers and Guarantors hereby acknowledge and agree that if Borrowers or Guarantors fail to implement an Existing Default Cure Action in a timely manner satisfactory to Lender, or fail to deliver evidence to Lender, in form and substance satisfactory to Lender, that Borrowers and Guarantors have implemented such Existing Default Cure Action, then unless otherwise agreed to by Lender in writing, the waiver of the corresponding Existing Default shall automatically and without further action terminate and be of no force and effect. Lender may thereafter immediately enforce its rights and remedies in accordance with the terms and conditions of the Financing Agreements, including, without limitation, ceasing making any Loans or providing any Letter of Credit Accommodations.

(c)       Lender has not waived, is not by this Amendment waiving, and has no intention of waiving, any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise), other than the specific Existing Defaults, subject to the terms and conditions of Section 14(b) hereof. The foregoing waiver shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or nature to the Existing Defaults or otherwise and shall not constitute a waiver, express or implied, of any of the rights and remedies of Lender arising under the terms of the Loan Agreement or any other Financing Agreements on any future occasion or otherwise, including, without limitation, the failure of Borrowers or Guarantors to implement the Existing Default Cure Actions.

15. Fee. In addition to all other fees, charges, interest and expenses payable by Borrowers to Lender under the Loan Agreement and the other Financing Agreements, Borrowers shall pay to Lender, contemporaneously herewith, an amendment and waiver fee for entering into this Amendment and providing for the conditional waiver of the Existing Defaults in the amount of $60,000, which fee is fully earned as of the date hereof and may be charged into the loan account(s) of any Borrower.

16. Representations, Warranties and Covenants. Borrowers and Guarantors represent, warrant and covenant with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other

Financing Agreements, being a condition of the effectiveness of this Amendment and a continuing condition of the making or providing of any Revolving Loans or Letter of Credit Accommodations by Lender to Borrowers:

(a)  This Amendment and each other agreement or instrument to be executed and delivered by Borrowers or Guarantors hereunder have been duly authorized, executed and delivered by all necessary action on the part of Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders (with respect to any corporation) or members (with respect to any limited liability company), and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of Borrowers or Guarantors, as the case may be, contained herein and therein constitute legal, valid and binding obligations of Borrowers and Guarantors, as the case may be, enforceable against them in accordance with their terms.

(b)  No action of, or filing with, or consent of any governmental or public body or authority, and no approval or consent of any other party, other than Chelsey, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment and each other agreement or instrument to be executed and delivered pursuant hereto.

(c)  Borrowers and Guarantors have delivered to Lender true, correct and complete copies of the Private Label Credit Card Agreement and all agreements, documents and instruments to be delivered or executed in connection therewith.

(d)  Neither the execution and delivery of this Amendment, the Private Label Credit Card Agreement, or any other agreements, documents or instruments in connection therewith, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof (i) has violated or shall violate any law or regulation or any order or decree of any court or governmental instrumentality in any respect, or (ii) does, or shall conflict with or result in the breach of, or constitute a default in any respect under any mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or by which it or any of its assets may be bound, or (iii) does or shall violate any provision of the Certificate of Incorporation, Certificate of Formation, By-Laws or Operating Agreement of any Borrower or Guarantor.

(e)  Notwithstanding the provisions of Section 20(n) of the Thirty-First Amendment to Loan Agreement among Lender, Borrowers and Guarantors, on or before October 31, 2005, Borrowers and Guarantors shall enter into an Amended and Restated Loan and Security Agreement among Lender, Borrowers and Guarantors and an amendment and restatement of such other Financing Agreements or amendments to or amendments and restatements of any existing Financing Agreements as Lender shall request in connection with the amendment and restatement of the Loan Agreement.

(f)   After giving effect to the waivers and consents set forth in this Amendment, no Incipient Default or Event of Default exists or has occurred on the date hereof.

17. Conditions Precedent. Concurrently with the execution and delivery hereof (except to the extent otherwise indicated below), and as a further condition to the effectiveness of this Amendment and the agreement of Lender to the modifications and amendments set forth in this Amendment:

(a)       Lender shall have received a photocopy of an executed original or executed original counterparts of this Amendment by electronic mail or facsimile (with the originals to be delivered within five (5) Business Days after the date hereof), as the case may be, duly authorized, executed and delivered by Borrowers and Guarantors;

(b) Lender shall have received, in form and substance satisfactory to Lender,

(i)        the WFNNB Credit Card Acknowledgment, duly authorized, executed and delivered by WFNNB and Hanover; and

(ii)      the Amendment Number One to Credit Card Program Agreement between WFNNB and Hanover, and all other agreements, documents and instruments executed or delivered in connection with the Private Label Credit Card Agreement;

(c)       Lender shall have received, in form and substance satisfactory to Lender, the consent of all Participants to this Amendment and the transactions contemplated hereby;

(d)       Lender shall have received, in form and substance satisfactory to Lender, with respect to each Borrower and Guarantor that is a limited liability company, a Manager’s Certificate for such Borrowers and Guarantors, that (i) identifies all officers or other persons authorized to act on behalf of such company, and (ii) evidences the adoption and subsistence of company resolutions approving the execution, delivery and performance by such Borrower and Guarantor of this Amendment and the agreements, documents and instruments to be delivered pursuant to this Amendment, in each case signed by all members of each such company;

(e)       Lender shall have received, in form and substance satisfactory to Lender, with respect to each Borrower and Guarantor that is a corporation, a Secretary’s or Assistant Secretary’s Certificate of Directors’ Resolutions for such Borrowers and Guarantors, that (i) identifies the officers of such corporation authorized to act on behalf of such corporation and (ii) evidences the adoption and subsistence of corporate resolutions approving the execution, delivery and performance by such Borrower and Guarantor of this Amendment and the agreements, documents and instruments to be delivered pursuant to this Amendment; and

(f)        Each Borrower and Guarantor shall deliver, or cause to be delivered, to Lender a true and correct copy of any consent, waiver or approval to or of the transactions contemplated by the Private Label Credit Card Agreement, which any Borrower or Guarantor is required to obtain from any other Person, including, without limitation Chelsey, and such consent, approval or waiver shall be in a form reasonably acceptable to Lender; and

(g)       As of the date of this Amendment and after giving effect hereto, no Incipient Default or Event of Default shall exist or have occurred, other than the Existing Defaults.

18. Effect of this Amendment. This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof. Except as expressly provided herein, no other changes or modifications to the Loan Agreement or any of the other Financing Agreements, or waivers of or consents under any provisions of any of the foregoing, are intended or implied by this Amendment, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements conflicts with any provision of this Amendment, the provision of this Amendment shall control.

19. Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Lender to effectuate the provisions and purposes of this Amendment.

20. Governing Law. The validity, interpretation and enforcement of this Amendment whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflict of laws or other rule of law that would cause the application of the law of any jurisdiction, other than the laws of the State of New York. Without in any way limiting the foregoing, the parties elect to be governed by New York law in accordance with, and relying on (at least in part), Section 5-1401 of the General Obligations Law of the State of New York.

21. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

22. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first written.

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ Thomas Grabosky
Name:	Thomas Grabosky
Title:	Director

BRAWN OF CALIFORNIA, INC.
THE COMPANY STORE FACTORY, INC.
THE COMPANY OFFICE, INC.

By: /s/ John Swatek
Name:	John Swatek
Title:	Senior Vice President and
Chief Financial Officer

BRAWN, LLC
SILHOUETTES, LLC
HANOVER COMPANY STORE, LLC
DOMESTICATIONS, LLC
KEYSTONE INTERNET SERVICES, LLC
THE COMPANY STORE GROUP, LLC

By: /s/ Wayne P. Garten
Name:	Wayne P. Garten
Title:	Manager

By their signatures below, the

undersigned Guarantors acknowledge

and agree to be bound by the

applicable provisions of this

Amendment:

HANOVER DIRECT, INC.

By: /s/ Wayne P. Garten
Name:	Wayne P. Garten
Title:	Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

CLEARANCE WORLD OUTLETS, LLC
SCANDIA DOWN, LLC
LA CROSSE FULFILLMENT, LLC
D.M. ADVERTISING, LLC
AMERICAN DOWN & TEXTILE, LLC

By: /s/ Wayne P. Garten
Name:	Wayne P. Garten
Title:	Manager

HANOVER GIFTS, INC.

By: /s/ Wayne P. Garten
Name:	Wayne P. Garten
Title:	Chairman